AMENDMENT NO. 1
                                       TO
                            GREAT FINANCIAL BANK, FSB
                          EMPLOYEE STOCK OWNERSHIP PLAN


         Effective January 1, 1994, Great Financial Bank, FSB, by action of its Board of Directors, adopted the Great Financial Bank, FSB Employee Stock Ownership Plan.
         Plan Article XIII provides that the Plan may be amended by a written instrument which is duly executed.
         It is now deemed advisable to amend the Plan as hereinafter provided, and to be effective as of July 1, 1996.

1.       AMENDMENT TO PLAN SECTION 1.12(b).

         In order to permit Employees whose work schedule is on a part-time basis, and who would otherwise qualify for participation in the Plan, Plan
Section 1.12(b), which excludes Employees who are compensated on an hourly basis from participating in the Plan, is deleted in its entirety, and the remaining sections of Section 1.12 are renumbered accordingly.

2.       AMENDMENT TO PLAN SECTION 3.3.

         In order to allow Participants to receive an accrual of benefits notwithstanding the number of Hours of Service performed during an Accounting Year, Plan Section 3.3 is amended to read as follows:

         SECTION 3.3 PARTICIPANT'S RIGHT TO ALLOCATION OF EMPLOYER CONTRIBUTIONS. Participants who have met the requirements for participation in the Plan and who are employed on the Valuation Date for each Accounting Year will be eligible to receive a contribution to their Employee Stock Ownership Account. If a Participant's employment was terminated prior to the Valuation Date because of (a) Retirement, (b) Total and Permanent disability, or (c) Death, then the Participant will be entitled to have credited to his Employee Stock Ownership Account a sum determined by the application of the contribution percentages hereinafter set forth to the Compensation earned by such Participant to the date such Participant's employment was terminated, if, as of the subject Valuation Date, a total distribution of the Participant's Employee Stock Ownership Account has not occurred. If a total distribution of the Participant's Employee Stock Ownership Account has occurred, then there will be no contribution to the Participant's Employee Stock Ownership Account.

         In all other respects, the Plan, as initially adopted effective January 1, 1994, will remain in full force and effect.


         IN TESTIMONY WHEREOF, this Amendment has been executed, in multiple counterparts, any one of which may be considered an original, June 27, 1996.


                                 GREAT FINANCIAL BANK, FSB

                                 By: /S/ DOUGLAS A. MUSSLER

                                 Title: EXECUTIVE VICE PRESIDENT AND SECRETARY



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